UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2014

GP STRATEGIES CORPORATION
(Exact name of registrant as specified in its charter)

1-7234
(Commission File Number)

Delaware	52-0845774
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

70 Corporate Center
11000 Broken Land Parkway, Suite 200
Columbia, MD 21044
(Address of principal executive offices, with zip code)

(443) 367-9600
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On June 25, 2014, GP Strategies Corporation held its annual meeting of shareholders. At that meeting, the following matters were voted upon:

1.
Our stockholders elected the Directors listed below for terms continuing until the next annual meeting of stockholders and until their respective successors are elected and qualify. The results of the voting were as follows:

	Common Shares Cast:
	For	Withheld	Broker Non-Votes
Harvey P. Eisen	12,754,579	3,687,871	1,242,010
Daniel M. Friedberg	16,429,717	12,733	1,242,010
Marshall S. Geller	15,685,981	756,469	1,242,010
Scott N. Greenberg	15,686,177	756,273	1,242,010
Sue W. Kelly	16,274,274	168,176	1,242,010
Richard C. Pfenniger, Jr.	15,501,647	940,803	1,242,010
A. Marvin Strait	16,429,956	12,494	1,242,010

2.
A proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014. The proposal was approved and the results of the voting were as follows:

For	Against	Abstentions
16,539,347	1,138,139	6,974

3.	A non-binding advisory proposal to approve the compensation of the Company’s named executive officers. The proposal was approved and the results of the voting were as follows:

For	Against	Abstentions	Broker Non-Votes
15,110,767	1,108,412	223,271	1,242,010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GP STRATEGIES CORPORATION

Date: July 1, 2014	/s/ Kenneth L. Crawford______________________
Kenneth L. Crawford
Senior Vice President, Secretary & General Counsel

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